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                                                                    EXHIBIT 99.1

           FOR IMMEDIATE RELEASE

           INVESTOR CONTACT:

           Aspen Insurance Holdings Limited          Tel: 441-297-9382
           Noah Fields, Head of Investor Relations
           Julian Cusack, Chief Financial Officer

           U.K. CONTACTS:

           The Maitland Consultancy                  Tel: 44 20 7379 5151
           Brian Hudspith

           ASPEN INSURANCE HOLDINGS LIMITED REPORTS FOURTH QUARTER AND TWELVE
           MONTHS TO DECEMBER 31, 2004 FINANCIAL RESULTS AND INCREASES DIVIDEND

           o NET PROFIT OF $72.2 MILLION FOR FOURTH QUARTER 2004 AND NET INCOME
             OF $195.1 MILLION FOR THE TWELVE MONTHS TO DECEMBER 31, 2004
           o COMBINED RATIO OF 74% AND 83% FOR THE THREE MONTHS AND TWELVE
             MONTHS TO DECEMBER 31, 2004, RESPECTIVELY
           o BOARD OF DIRECTORS INCREASE QUARTERLY DIVIDEND TO $0.15 PER
             ORDINARY SHARE

           HAMILTON, BERMUDA, March 3, 2005 -- Aspen Insurance Holdings Limited
           (NYSE: AHL;BSX:AHL BH) today reported a net income of $72.2 million, or $1.01 per diluted share, for the three months ended December 31,
           2004 and net income of $195.1 million, or $2.74 per diluted share, for the twelve months to December 31, 2004.

           Chris O'Kane, chief executive officer, said, "Our fourth quarter results demonstrate the fundamental strengths of Aspen's business platform. Our diversification strategy and underwriting discipline have resulted in a strong finish to 2004, with which we are pleased.
           Our performance to date combined with sound balance sheet management have positioned us to take advantage of new business opportunities in
           2005."

           Gross written premiums were $216.2 million for the fourth quarter
           2004 and $1,586.2 million for the twelve months to December 31, 2004.

           Net investment income was $22.0 million for the fourth quarter 2004 and $68.3 million for the twelve months to December 31, 2004.

           The Company reports separately on its reinsurance and insurance operations. Gross written premiums for the reinsurance segment were
           $95.1 million for the fourth quarter 2004 and $1,177.7 million for the twelve months to December 31, 2004. The reinsurance operations reported a combined ratio of 75% for the fourth quarter 2004 and 85%
           for the twelve months to December 31, 2004. Gross written premiums for the insurance segment were $121.1 million for the fourth quarter
           2004 and $408.5 million for the twelve months to December 31, 2004.
           The insurance operations reported a combined ratio of 70% for the fourth quarter 2004 and 79% for the twelve months to December 31,
           2004.

           Shareholders' equity increased from $1,298.7 million at December 31,
           2003 to $1,481.5 million at December 31, 2004.

           Today, Aspen's board of directors announced an increase in the quarterly dividend to $0.15 per ordinary share from $0.03 per ordinary share. The dividend will be payable on March 25, 2005 to shareholders of record on March 15, 2005.

           EARNINGS CONFERENCE CALL

           Aspen will hold a conference call tomorrow, March 4, 2005 at 8:30
           a.m. (ET) to discuss fourth quarter and year-end 2004 financial results. Investors may participate in the live conference call by dialing 800-473-6123 (toll-free domestic U.S.) or 973-582-2706
           (international). Please call to register at least 10 minutes before the conference call begins. A replay of the call will be available for 10 days via telephone starting approximately two hours following the live call on March 4, 2005, and can be accessed at 877-519-4471
           (toll-free domestic U.S.) or 973-341-3080 (international); passcode:
           5594843. The live call and a replay can also be heard via Aspen's website at www.aspen.bm.

           In addition, a financial supplement relating to the Company's financial results for the fourth quarter 2004 and twelve months to
           December 31, 2004 is available in the Investor Relations section of the Company's website at www.aspen.bm.

           ABOUT ASPEN INSURANCE HOLDINGS LIMITED

           Aspen Insurance Holdings Limited was established in June 2002. Aspen is a Bermudian holding company that provides property and casualty reinsurance in the global market, property and liability insurance principally in the United Kingdom and surplus lines insurance in the
           United States. Aspen's operations are conducted through its wholly-owned subsidiaries located in London, Bermuda and the United
           States: Aspen Insurance UK Limited, Aspen Insurance Limited and Aspen
           Specialty Insurance Company. Aspen's reinsurance segment consists of property reinsurance, casualty reinsurance and specialty reinsurance lines of business. Aspen's insurance segment consists of commercial property, commercial liability, marine and aviation, and U.S. surplus insurance lines of business. Aspen's principal existing shareholders include The Blackstone Group, Candover Partners Limited, Wellington
           Underwriting plc and Credit Suisse First Boston Private Equity. For
           more information about Aspen, please visit the Company's website at
           www.aspen.bm.

           APPLICATION OF THE SAFE HARBOR OF THE PRIVATE SECURITIES LITIGATION
           REFORM ACT OF 1995:

           This press release contains, and Aspen's earnings conference call may contain, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities
           Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend,"
           "plan," "believe," "project," "anticipate," "seek," "will,"
           "estimate," "may," "continue," and similar expressions of a future or forward-looking nature.

           All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company's control that could cause actual results to differ materially from such statements. Important events that could cause the actual results to differ include, but are not limited to: the impact of acts of terrorism and acts of war and related legislations; the possibility of greater frequency or severity of or unanticipated losses from natural or man-made catastrophes, including losses developing from the recent windstorms in the southeastern U.S. and Japan; the effectiveness of the Company's loss limitation methods; changes in the availability, cost or quality of reinsurance or retrocessional coverage; the loss of key personnel; a decline in the operating subsidiaries' ratings with Standard & Poor's, A.M. Best or Moody's;
           changes in general economic conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; decrease in demand for the Company's insurance or reinsurance products and cyclical downturn of the industry; and changes in governmental regulation or tax laws in the jurisdictions where the Company conducts business, the total industry losses resulting from the recent windstorms, the actual number of the Company's insureds incurring losses from these storms, the limited actual loss reports received from the Company's insureds to date, the Company's reliance on industry loss estimates and those generated by modeling techniques, the impact of these

           storms on the Company's reinsurers, the amount and timing of reinsurance recoverables and reimbursements actually received by the
           Company from its reinsurers and the overall level of competition, and the related demand and supply dynamics, in the wind exposed property reinsurance lines as contracts come up for renewal. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Aspen's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the U.S. Securities and Exchange Commission on March 26, 2004. Aspen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

               SUMMARY OF RESULTS - CONSOLIDATED INCOME STATEMENTS

                                                  Three Months       Three Months          Twelve Months     Twelve Months
                                                         Ended              Ended                  Ended             Ended
(in US$ millions)                            December 31, 2004  December 31, 2003      December 31, 2004 December 31, 2003

UNDERWRITING REVENUES
Gross premiums written                                   216.2              145.0                1,586.2           1,306.8
Premiums ceded                                          (27.5)             (13.3)                (228.6)           (214.0)
                                              ----------------- ------------------     ------------------ -----------------
Net premiums written                                     188.7              131.7                1,357.6           1,092.8
Change in unearned premiums                              117.9              141.6                (124.8)           (280.5)
                                              ----------------- ------------------     ------------------ -----------------
Net premiums earned                                      306.6              273.3                1,232.8             812.3

UNDERWRITING EXPENSES
Losses and loss expenses                               (156.9)            (152.0)                (723.6)           (428.4)
Acquisition expenses                                    (47.8)             (40.0)                (212.0)           (152.3)
General and administrative expenses                     (22.3)             (24.8)                 (93.0)            (53.3)
                                              ----------------- ------------------     ------------------ -----------------
Total Underwriting Expenses                            (227.0)            (216.8)              (1,028.6)           (634.0)
                                              ----------------- ------------------     ------------------ -----------------
Underwriting Income                                       79.6               56.5                  204.2             178.3
                                              ----------------- ------------------     ------------------ -----------------

OTHER OPERATING REVENUE
Net investment income                                     22.0               12.9                   68.3              29.6
Interest expense                                         (3.7)              (0.4)                  (6.9)             (0.4)

                                              ----------------- ------------------     ------------------ -----------------
Total other operating revenue                             18.3               12.5                   61.4              29.2

Other expense                                            (1.9)              (0.1)                  (4.0)               0.0
                                              ----------------- ------------------     ------------------ -----------------
OPERATING INCOME BEFORE TAX                               96.0               68.9                  261.6             207.5
                                              ----------------- ------------------     ------------------ -----------------

OTHER
Net realized exchange gains                                4.4                1.5                    5.1               1.5
Net realized investment  (losses)                        (1.1)              (0.6)                  (3.5)             (2.4)

                                              ----------------- ------------------     ------------------ -----------------
INCOME BEFORE INCOME TAX                                  99.3               69.8                  263.2             206.6

Income taxes                                            (27.1)             (15.3)                 (68.1)            (54.5)

                                              ----------------- ------------------     ------------------ -----------------
NET INCOME AFTER TAX                                      72.2               54.5                  195.1             152.1
                                              ----------------- ------------------     ------------------ -----------------
Dividends Paid                                           (2.1)                0.0                  (8.3)               0.0
                                              ----------------- ------------------     ------------------ -----------------
Retained Income                                           70.1               54.5                  186.8             152.1
                                              ----------------- ------------------     ------------------ -----------------

Components of Net Income (after tax)
          OPERATING INCOME                                67.1               53.8                  192.6             152.7
          Net realized investment gains                    0.5              (0.4)                  (2.6)             (1.7)
          (losses)
          Net realized exchange gains                      4.6                1.1                    5.1               1.1
                                              ----------------- ------------------     ------------------ -----------------
NET INCOME AFTER TAX                                      72.2               54.5                  195.1             152.1
                                              ----------------- ------------------     ------------------ -----------------

                                 PER SHARE DATA

                                                         Three Months    Three Months       Twelve Months   Twelve Months
                                                                Ended           Ended               Ended           Ended
(In US$ except for number of shares)
                                                         December 31,    December 31,        December 31,    December 31,
                                                                 2004            2003                2004            2003

Basic earnings per share
        Net income                                               1.04            0.90                2.82            2.63
        Operating income                                         0.97            0.89                2.78            2.64

Diluted earnings per share
        Net income                                               1.01            0.88                2.74            2.56
        Operating income                                         0.94            0.87                2.71            2.57

Weighted average ordinary shares outstanding               69,291,191      60,410,838          69,204,658      57,751,852
Weighted average ordinary shares outstanding and           71,245,744      62,050,848          71,121,568      59,491,760
dilutive potential ordinary shares

Book value per share                                                                                21.28           18.77
Diluted book value (treasury stock method)                                                          20.69           18.17

Ordinary shares outstanding at end of the period                                               69,315,099      69,179,303
Ordinary shares outstanding and dilutive potential                                             71,271,170      71,481,906
ordinary shares at end of the period

                           CONSOLIDATED BALANCE SHEET

(in US$ millions)                                                              As at December            As at December
                                                                                     31, 2004                  31, 2003

ASSETS
Investments
       Fixed Maturities                                                               2,207.2                   1,048.1
       Short term investments                                                           528.7                     568.2
                                                                            ------------------        ------------------
       Total Investments                                                              2,735.9                   1,616.3

Cash and cash equivalents                                                               284.9                     230.8
Reinsurance Recoverables
       Unpaid losses                                                                    197.7                      43.6
       Ceded unearned premiums                                                           40.4                      48.9
Receivables
       Underwriting premiums                                                            494.2                     496.5
       Other                                                                             39.2                      40.8
Deferred policy acquisition costs                                                       115.6                      94.6
Derivative at fair value                                                                 23.6                       0.0
Office properties and equipment                                                           5.0                       0.4
Intangible assets                                                                         6.6                       6.6
                                                                            ------------------        ------------------
       Total Assets                                                                   3,943.1                   2,578.5
                                                                            ==================        ==================

LIABILITIES
Insurance Reserves
       Losses and loss adjustment expenses                                            1,277.9                     525.8
       Unearned premiums                                                                714.0                     572.4
                                                                            ------------------        ------------------
       Total insurance reserves                                                       1,991.9                   1,098.2

Payables
       Reinsurance premiums                                                              54.2                      59.9
       Taxation                                                                          57.7                      37.7
       Accrued expenses and other payables                                               84.3                      44.0
       Liabilities under derivative contracts                                            24.2                       0.0
       Bank debt                                                                          0.0                      40.0
                                                                            ------------------        ------------------
       Total Payables                                                                   220.4                     181.6

Long term debt                                                                          249.3                       0.0
                                                                            ------------------        ------------------
       Total Liabilities                                                              2,461.6                   1,279.8

SHAREHOLDERS' EQUITY
Ordinary shares                                                                       1,096.1                   1,090.8
Retained earnings                                                                       367.5                     180.7
Accumulated other comprehensive income, net of taxes                                     17.9                      27.2
                                                                            ------------------        ------------------
       Total shareholders' equity                                                     1,481.5                   1,298.7
                                                                            ------------------        ------------------
Total Liabilities and Shareholders' Equity                                            3,943.1                   2,578.5
                                                                            ==================        ==================

                              SUMMARIZED CASH FLOW

(in US$ millions)                                                                   Twelve Months           Twelve Months
                                                                                   Ended December          Ended December
                                                                                         31, 2004                31, 2003

Net cash from operating activities                                                          961.3                   636.6
Net cash from investing activities                                                      (1,108.9)                 (703.3)
Net cash from financing activities                                                          198.8                   286.4
Effect of exchange rate movements on cash and cash equivalents                                2.9                     1.5
Increase in cash and cash equivalents:                                                       54.1
        Cash at beginning of the period                                                     230.8                     9.6
                                                                               -------------------     -------------------
        Cash at end of the period                                                           284.9                   230.8
                                                                               -------------------     -------------------

              NON-GAAP FINANCIAL MEASURES

              In presenting the Company's results, management has included and discussed certain "non-GAAP financial measures", as such term is defined in Regulation G. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the Company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the Company's business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP. The reconciliation of such non-GAAP financial measures to their respective most directly comparable GAAP financial measures in accordance with Regulation G is included in the financial supplement, which can be obtained from Aspen's website at www.aspen.bm.

              (1) ANNUALIZED OPERATING RETURN ON AVERAGE EQUITY (ROAE) is a
              non-GAAP financial measure. Annualized Operating Return on Average
              Equity is calculated using 1) operating income, as defined below and 2) excludes from average equity, the average after tax unrealized appreciation or depreciation on investments and the average after tax unrealized foreign exchange gains or losses.
              Unrealized appreciation (depreciation) on foreign exchange on investments is primarily the result of interest rate movements and the resultant impact on fixed income securities, and unrealized appreciation (depreciation) is the result of exchange rate movements between the US dollar and the British pound. Such appreciation (depreciation) is not related to management actions or operational performance, nor is it likely to be realized.
              Therefore the Company believes that excluding this unrealized appreciation (depreciation) provides a more consistent and useful measurement of operating performance, which supplements GAAP information. Average equity is calculated as the arithmetic average on a monthly basis for the stated periods.

              The Company presents ROAE as a measure that it is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. See page 23 of the Company's financial supplement for a reconciliation of operating income to net income and page 16 for a reconciliation of average equity.

               (2) OPERATING INCOME is a non-GAAP financial measure. Operating income is an internal performance measure used by the Company in the management of its operations and represents after-tax
              operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses.

              The Company excludes after tax net realized capital gains or losses and after-tax net foreign exchange gains or losses from its calculation of operating income because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. The Company believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income determined in accordance with GAAP, the Company believes that showing operating income enables investors, analysts, rating agencies and other users of its financial information to more easily analyze the Company's results of operations in a manner similar to how management analyzes the Company's underlying business performance. Operating income should not be viewed as a substitute for GAAP net income. Please see above and page 23 of the company's financial supplement for a reconciliation of operating income to net income. The company's financial supplement can be obtained from Aspen's website at www.aspen.bm.

              (3) DILUTED BOOK VALUE PER SHARE is a non-GAAP financial measure.
              The Company has included diluted book value per share because it takes into account the effect of dilutive securities; therefore, the Company believes it is a better measure of calculating shareholder returns than book value per share. Please see page 23 of the company's financial supplement for a reconciliation of diluted book value per share to basic book value per share. The company's financial supplement can be obtained from Aspen's website at www.aspen.bm.

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